Exhibit 99.3

Statement of Merger Agreement Ratification Results

February 27, 2015

FHLB Des Moines Announces Results of Merger Agreement Ratification Vote

On February 27, 2015, the Board of Directors of the Federal Home Loan Bank of Des Moines (“FHLB Des Moines”) announced the results of the member vote to ratify the Agreement and Plan of Merger between FHLB Des Moines and the Federal Home Loan Bank of Seattle, dated September 25, 2014 (the “Merger Agreement”), pursuant to which the Federal Home Loan Bank of Seattle will be merged with and into the FHLB Des Moines. We are pleased to announce that our members have ratified the Merger Agreement.

Member Merger Agreement Ratification Vote Results

Number of eligible votes:	8,784,885
Number of members voting in the election:	710
Number of votes for the ratification of the Merger Agreement:	6,403,053
Number of votes against the ratification of the Merger Agreement:	252,630
Number of votes eligible to be cast by members that abstained:	33,866
Number of votes eligible to be cast by members that failed to return a completed ballot or returned a ballot that was not timely or properly completed:	1,004